SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT
                PURSUANT TO SECURITIES OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT:                 March 30, 1998



                 CHEQUEMATE INTERNATIONAL, INC.
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




           Commission File Number:        33-28511-FW


Utah
                                              76-0279816
(State or other jurisidiction)  I.R.S.EmployerIdentification Nn.)
Incorpoartion or organization)



                  57 West 200 South Suite 350
                  Salt Lake City, Utah   84101
            (Address of principal executive offices)


Registrant's telephone number, including area code: (801)
322-1111










Item 5. Other Events.

     The Registrant and its subsidiary companies have faced a variety of opportunities and challenges during the fiscal year 1997 in entering its new products into separate markets.
Although certain synergies are inherent between some of the products, the main target markets for each product are distinct.

Financial Planning Services

     The Registrant has entered into an agreement to sell the Web Dynamics product line to
Holicow, Inc. a Utah corporation. The Web Dynamics product consists of services related to establishing an internet website presence for customers of the Registrant. Due to the Company's existing focus on the Realeyes C-3D Digital Imaging System, management believes that at this time the Company is not able to devote the marketing attention and resources necessary to the
Web Dynamics product line in order to promote it properly. Therefore, it is beneficial to all parties to enter into an agreement to sell. As part of the consideration to purchase the product line, Holicow, Inc. has agreed to forgive a $25,000 payable for services due it from the
Registrant. In addition, Holicow, Inc. has agreed to accept $10,000 in total consideration for an ongoing royalty agreement between Greg Sargent, owner of Holicow, Inc., and the Registrant.

     Another component of the consideration for the transaction with Holicow, Inc.is the transfer to the Registrant of the 49% minority ownership of Data Control, Inc. Data Control is the processing center for all client money management data and related sales and commission reports and management data. Currently the Registrant is the owner of 51% of Data Control, Inc.
and believes a 100% ownership and control will enhance the day-to-day supervision over all the related activities. Greg Sargent is one of the principal shareholders of the 49% interest in Data
Control, Inc. and has agreed to combine the sale of Web Dynamics with the acquisition of the
49% interest in Data Control Inc. Consent from all related shareholders of Data Control, Inc., has been obtained based on the following:
     1. Data Control,Inc. has agreed to forgive $33,312 in a payable for services due it from the Registrant.
     2. $5,403 in equipment lease liability has been absorbed by the 49% Data Control, Inc.
         owners, with ownership of the equipment passing to the Registrant.
     3. All Data Control, Inc. equipment currently used by Data Control, Inc., will stay with such entity.

     4. Sargent will continue for 18 months to provide service and support on the general systems of Data Control, Inc.
By entering into this agreement, the Registrant reduces present expenses, streamlines areas of marketing , receives forgiveness of existing debt and obtains
100% control of its processing
center and related revenues.

C-3D Digital Imaging System

     Since the acquisition (May 1997) of the Realeyes C-3D Digital Imaging System technology from Advanced Technology Group, LLC., the Company has focused a major portion of its resources toward the further development and marketing of the 3-D product and technology. The challenge is to create a new broad based viewing of 3-D entertainment on a commercial, retail, and pay per view home basis. The initial objective was to go from a working prototype to production in 60 days. Over 100 changes evolved from the initial prototype.
Following an initial pre-production run of 200 units, it became apparent that additional work was necessary to bring the production process into a routine procedure. To control costs and realize performance continuity there could be no exceptions in the production process. The many improvements and upgrades to the initial prototype and pre-production units verified that the C-3D Imaging System was in deed a cutting edge product in the new technology of three dimensional viewing. Compliance with FCC and international standards have been meet. With improved reliability along with simplified manufacturing, the product has now been shipping for approximately six months.

     The Registrant has selected the hotel/motel industry as a model to begin to expand the processes of this new technology. This market provides a series of existing unique characteristics which will expose millions of individuals and families to the Registrant's 3D products through a captivated market looking for entertainment that requires no significant advertising expense.
Preparations are currently under way with hotels and motels to install master systems for hotel/motel units. Each room within that unit has already been pre-wired and is ready for our product to be viewed through existing television sets. In each hotel/motel room there will be a C-3D Imaging System which will allow the guests to have the opportunity of viewing a pay-per-view 3-D channel. By blending the existing 2D programing and our production 3D, the hotel guests will not only be entertained, they will also be given the opportunity to become exclusive members of our Home 3D Club, through the hotel.

     The Company is excited about the possibilities of being in the forefront of a new dimension to the fields of entertainment, education, medicine and in other ways only limited by the imagination. The Registrant will continue to rely strongly on each segment of its business to accomplish the vision of what this new technology offers.

 QPD and Teleservices

     The Company purchased QPD and the rights to a program known as Telcharge to fulfill the need of the small business owner and independent contractor to accept credit cards. An alliance relationship was formed with Cardservice International, one of the largest processors of credit card transactions in the United States, to sell and market Telecharge. In November 1997,
Cardservices made an offer to purchase all tangible and intangible assets of the Telecharge business. The assets of Telecharge were sold for $375,000 cash and the assumption of a
$325,000 promissory note plus a monthly royalty for all business resulting from clients referred to
Cardservices by the Company.

     During fiscal year 1997 the Company formed a fifty-one percent (51%) owned subsidiary called Chequemate Tele-Services Inc., to assist in the marketing
and sales of the   varied financial
services offered by the Company. Chequemate Tele-Services formed and operated a telemarketing service to enhance the sales of the Chequemate Financial Manager and Telecharge services. With the decision to sell QPD Telecharge, it was prudent to discontinue the Tele-Services telemarketing as well. The Chequemate Financial Manager services continue to be sold and marketed through the existing network of national marketing agents.



Item 9. Sale of Equity Securities Pursuant to Regulation S.

     The sale of stock to offshore entities has been the major source of capital funding for the Company. Operational expenses of the Registrant have generally been financed through sales of restricted common stock. During the calender year January through December 1997, the
Registrant derived $4,678,000.00 from offshore entities, the majority was in the form of restricted stock sold pursuant to Regulation S ("Reg S"), promulgated by the SEC. Due to the restricted nature of the stock, the selling price has been discounted from the current stock price as reflected on the NASD electronic bulletin board. The sale of restricted Reg S stock to offshore entities continues to be an important source of capital funding for the Company. No assurances can be given that this source of funding will remain available to the Company. However, it is anticipated the Registrant will continue to draw on this resource for funding the anticipated growth of the
Company, and the 3D technology. In addition to the continued reliance on offshore investment, the Registrant is currently negotiating with other sources for funding capital requirements.

     The sales of Reg S stock are generally completed pursuant to written subscription agreements and are executed in reliance upon the transaction exemption afforded by Regulation S.
The facts relied upon to satisfy the exemption were as follows:

     (a) The Regulation S stock purchasers (the "Purchasers") were not U.S. persons as that term is defined under Regulation S.

     (b) At the time the buy order was originated, Purchasers were outside the U.S. and were outside the U.S. as of the date of the execution and delivery of the subscription agreements.

     (c) Purchasers purchased the shares for their own accounts and not on behalf of any U.S.
           Person; the sales have not been pre-arranged with a purchaser in the U.S.; and all offers and resells of the securities were only made in compliance with the provisions of Regulation S.

     (d) The Purchasers were not entities organized under foreign law by a U.S. person, as defined in Regulation S Rule 902(o), for the purpose of investing in unregistered securities, unless the Purchasers were organized and owned by accredited investors, as defined in Regulation D Rule 501(a), who are not natural persons, estates, or trusts.

     (e) The transactions were not purchased pursuant to a fiduciary account where a U.S.
          person, as defined in Regulation S Rule 902(o), had discretion to make investment decisions for the account.

     (f) To the knowledge of the Registrant, all offers and sales of the Regulation S shares by
          Purchasers prior to the expiration of a 40-day restricted period were only to be made in compliance with the safe harbor contained in Regulation S, or pursuant to registration of securities under the 1933 Act, or
pursuant to an exemption from registration.  All
                 offers and sales after the expiration of the restricted period were to be made only pursuant to such a registration or to such exemption from registration. The restricted period referred to herein began on the
closing of the offering or upon the completion
                 of the distribution of the offering, as
announced by the Registrant to all Purchasers under the offering.

     (g) All offering documents received by Purchasers included statements to the effect that the shares had not been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. persons
unless the shares are registered under the 1933
           Act or an exemption from the registration requirements was available.

     (h) The Purchasers acknowledged that the purchase of the shares involved a high degree of risk and further acknowledged that they could bear the economic risk of the purchase of the shares, including the total loss of their investment.

     (i) The Purchasers understood that the shares were being offered and sold to them in reliance on specific exemptions from the registration requirements of the United
                States Federal and State securities laws and that the Registrant was relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchasers set forth in the subscription agreements in order to determine the applicability of such exemptions and the suitability of the Purchasers to acquire share.

     In March 1998, the Registrant agreed with offshore entities to sell a $750,000 block of Reg S Stock. Because of the restriction requirements imposed on the issuing of Regulation S stock, the selling price has been discounted to $1.25 per share. The Company has received a total of $375,000 of the total offering, the balance is expected to be received during the ensuing 60 day period of time. The Company has also received $175,000 for two private placements of common stock pursuant to Regulation D. These sales also are at the $1.25 per share offering price.

     The Registrant disclosed in its three previous quarterly filings on Form 10Q the sale of restricted Reg S stock showing the dates of sale as January 14, 1997, February 14, 1997, April 7,
1997, and May 6, 1997, totaling 180,000 shares and showing a sale price of $2.50 per share. The agreement on the sale of these shares was at $2.75 per share, rather than the $2.50 reported. The block of stock sold in the month of June, 1997 totaling 582,010 shares was sold at $2.00 per share rather than the $3.50 and $3.375 reported. The Registrant's financial records have been changed to accurately reflect the transactions as they each were agreed upon.


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the undersigned has
duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               ____________________________

                                         (Registrant)
Date__________________




                               ___/s/ John Garrett
               Its: Chief Financial Officer

                            (Signature)